EXHIBIT 99.2

THORATEC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 30, 2013

INDEX

PAGE

Overview to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2013	2

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2013	3

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2013	4

THORATEC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 30, 2013

Overview

On June 30, 2013 (the “Date of Acquisition”), Thoratec Corporation (the “Company”) entered into an Asset Purchase Agreement with Terumo Corporation, a corporation formed pursuant to the laws of Japan (“Terumo Parent”), and Terumo Heart, Inc., a Delaware corporation (“THI,” and together with Terumo Parent, collectively, “Terumo”) and completed the acquisition of certain assets and assumed certain liabilities related to the DuraHeart® II Left Ventricular Assist System (“DuraHeart II Product Line”) under development by THI for a cash payment of $13.0 million and potential future milestone payments of up to $43.5 million, based on regulatory approvals and commercial sales of the DuraHeart II Product Line.

The Company’s Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2013 is based on the historical Unaudited Condensed Consolidated Balance Sheet of the Company as of March 30, 2013 (as filed with the Securities and Exchange Commission (the “SEC”) in its quarterly report on Form 10-Q on May 3, 2013), combined with the audited Statement of Net Assets Sold of the DuraHeart II Product Line as of March 31, 2013, as filed as Exhibit 99.2 to the Current Report on Form 8-K/A after giving effect to the Company’s acquisition of certain assets related to the DuraHeart II Product Line on June 30, 2013, and includes the assumptions and adjustments as described in the accompanying notes hereto.

The Company has determined that the acquisition qualified as a business combination under the accounting standards. Accordingly, the assets acquired are presented at their acquisition-date fair values. As discussed further in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet, the total fair value consideration has been allocated to the assets acquired and assumed liabilities based upon preliminary estimated fair values at the Date of Acquisition. Independent valuation specialists have conducted analysis in order to assist management of the Company in determining the fair values of the selected assets and liabilities. The Company’s management is responsible for these third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analysis and is subject to change upon the finalization of the appraisals and other valuation analyses.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been provided to comply with the presentation of certain financial information relating to the DuraHeart II Product Line in satisfaction of the requirements of Rule 3-05 of Regulation S-X, as required to be filed pursuant to Items 9.01(a) and 9.01(b) of Form 8-K. Historically, Terumo had not maintained certain distinct and separate accounts as it relates to the DuraHeart II Product Line. Consequently, full separate financial statements did not exist.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X, and is not intended to represent or be indicative of the consolidated financial condition of the combined entity that would have been reported if the acquisition had been consummated on March 30, 2013. In addition, the Unaudited Pro Forma Condensed Combined Balance Sheet does not purport to project the future financial position of the consolidated company as of the end of the Company’s fiscal year ended December 28, 2013 or of any other future periods.

The Unaudited Pro Forma Condensed Combined Balance Sheet and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company contained in its Annual Report on Form 10-K for its fiscal year end December 29, 2012 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013 and June 29, 2013, as well as the Current Report on Form 8-K (the “Initial Form 8-K”) filed on July 1, 2013, and Terumo Heart, Inc. (DuraHeart II Product Line)’s audited abbreviated financial statements for the fiscal years ended March 31, 2013 and 2012, included as Exhibit 99.1 to the Current Report on Form 8-K/A.

THORATEC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 30, 2013

(in thousands)

		Terumo Heart,
		Inc.
		(DuraHeart II	Pro Forma		Pro Forma
	Thoratec	Product Line)	Adjustments	Note 3	Combined
ASSETS
Current assets:
Cash and cash equivalents	$91,459	$—	$(13,000)	(a)	$78,459
Short-term available-for-sale investments	160,505	—	—		160,505
Receivables, net of allowances of $2,289	67,202	—	—		67,202
Inventories	57,263	—	—		57,263
Deferred tax assets	10,626	—	—		10,626
Income tax receivable	15,192	—	—		15,192
Prepaid expenses and other assets	9,164	—	—		9,164
Total current assets	411,411	—	(13,000)		398,411
Property, plant and equipment, net	47,338	7,998	1,002	(b)	56,338
Goodwill	191,138	—	9,800	(c)	200,938
Purchased intangible assets, net	30,710	—	13,000	(d)	43,710
Long-term available-for-sale investments	10,092	—	—		10,092
Other long-term assets	17,571	—	—		17,571
Total Assets	$708,260	$7,998	$10,802		$727,060
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,881	$—	$—		$22,881
Accrued compensation	17,611	—	—		17,611
Contingent liabilities, current portion	6,138	—	—		6,138
Other accrued liabilities	16,692	—	1,500	(e)	18,192
Total current liabilities	63,322	—	1,500		64,822
Long-term deferred tax liability	2,006	—	—		2,006
Other long-term liabilities	14,033	—	—		14,033
Contingent liabilities, non-current portion	11,694	—	18,800	(f)	30,494
Total Liabilities	91,055	—	20,300		111,355
Shareholders’ equity:
Common shares: no par, authorized 100,000; issued and outstanding 57,317 as of March 30, 2013	—	—	—		—
Additional paid-in capital	597,593	7,998	(7,998)	(g)	597,593
Retained earnings	36,751	—	(1,500)	(e)	35,251
Accumulated other comprehensive loss:
Unrealized loss on investments	(923)	—	—		(923)
Cumulative translation adjustments	(16,216)	—	—		(16,216)
Total accumulated other comprehensive loss	(17,139)	—	—		(17,139)
Total Shareholders’ Equity	617,205	7,998	(9,498)		615,705
Total Liabilities and Shareholders’ Equity	$708,260	$7,998	$10,802		$727,060

The accompanying notes are an integral part of the financial statements.

THORATEC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

1. Description of the Transaction and Basis of Presentation

On June 30, 2013, Thoratec Corporation (“the Company” or “us”) entered into an Asset Purchase Agreement with Terumo Corporation, a corporation formed pursuant to the laws of Japan (“Terumo Parent”), and Terumo Heart, Inc., a Delaware corporation (“THI,” and together with Terumo Parent, collectively, “Terumo”) and completed the acquisition of certain assets and assumed certain liabilities related to the DuraHeart II Left Ventricular Assist System (“DuraHeart II Product Line”) under development by THI. The primary reason for the acquisition was to diversify the technology platforms within the Company’s research and development portfolio and to allow the Company to apply its resources and expertise in mechanical circulatory support in order to advance the DuraHeart II Product Line through product development and clinical trials.

The Company paid $13.0 million at the closing on June 30, 2013 in cash and has agreed to make additional payments totaling up to $43.5 million upon reaching various milestones, which includes $16.0 million to be made upon the achievement of certain regulatory milestones and the remaining $27.5 million to be made upon the achievement of specified sales milestones after the commercial launch of the DuraHeart II Product Line occurs. All milestone payments in connection with the acquisition are expected to be settled beyond 12 months from March 30, 2013 and are classified as long-term.

The acquisition has been accounted for using the purchase method of accounting under generally accepted accounting principles in the United States of America. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets of the DuraHeart II Product Line based on their respective preliminary estimated fair values as of the Date of the Acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared based on the purchase method of accounting as if the acquisition had occurred on March 30, 2013, which reflects acquisition related transaction costs, the estimated fair values of the acquired assets, and the cash consideration paid at the closing the acquisition, the estimated contingent consideration, and the resulting goodwill. See Note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

2. Preliminary Purchase Price Allocation

For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the approximate $31.8 million fair value of consideration/purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed.

Total estimated purchase consideration (in millions):

March 30, 2013
Cash paid at the acquisition closing date	$13.0
Estimated fair value of contingent consideration	18.8
Total estimated purchase price	$31.8

Preliminary Purchase Price Allocation as if the acquisition occurred on March 30, 2013 (in millions):

Property, plant and equipment	$9.0
Identifiable intangible assets:
Favorable lease contract	0.6
In-process research and development (IPR&D)	12.4
Goodwill	9.8
Total assets acquired	31.8
Less: Estimated fair value of contingent consideration	18.8
Cash paid at the acquisition closing date	$13.0

3. Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements represent estimated values and amounts based on available information. The unaudited pro forma condensed combined balance sheet reflects the acquisition of the DuraHeart II Product Line using the acquisition method of accounting as of March 30, 2013.

Pro forma adjustments to the balance sheet as of March 30, 2013:

(a)         Represents the adjustment to record the Company’s cash consideration paid of $13.0 million from the Company’s available cash to the seller at the closing as if the acquisition had occurred on March 30, 2013.

(b)         Represents the purchase accounting adjustment to property, plant and equipment of $1.0 million to its estimated fair value of $9.0 million as if the acquisition had occurred on March 30, 2013.

(c)          Represents the estimated goodwill of $9.8 million for the excess of the estimated purchase price over the identified net assets acquired.

(d)         Represents the purchase accounting adjustment to record the acquired intangible assets at their fair value of $13.0 million as if the acquisition had occurred on March 30, 2013. Purchased intangible assets include $0.6 million related to favorable leasehold assets and $12.4 million related to the IPR&D asset.

(e)          Represents the estimated acquisition-related transaction costs incurred after March 30, 2013 in the amount of $1.5 million. This amount excludes $0.2 million of acquisition-related transaction costs already reflected in Thoratec’s condensed consolidated balance sheet as of March 30, 2013. Acquisition-related transaction costs are expensed as incurred.

(f)           Represents the contingent consideration at its estimated fair value of $18.8 million as if the acquisition had occurred on March 30, 2013.

(g)          Represents the elimination of the historical equity balance in connection with the assets acquired by the Company.